UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2026

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On June 11, 2026, TopBuild Corp., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into (i) the Third Supplemental Indenture (the “2032 Notes Supplemental Indenture”) to the Indenture, dated as of October 14, 2021 (as amended, supplemented or otherwise modified, the “2032 Notes Indenture”), among the Company, the guarantors party thereto and the Trustee, governing the Company’s 4.125% Senior Notes due 2032 (the “2032 Notes”) and (ii) the First Supplemental Indenture (together with the 2032 Notes Supplemental Indenture, the “Supplemental Indentures”) to the Indenture, dated as of September 25, 2025 (as amended, supplemented or otherwise modified and, together with the 2032 Notes Indenture, the “Indentures”), among the Company, the guarantors party thereto and the Trustee, governing the Company’s 5.625% Senior Notes due 2034 (the “2034 Notes” and, collectively with the 2032 Notes, the “Notes”). The Supplemental Indentures provide for amendments (the “Amendments”) to the respective Indentures and Notes that will (i) eliminate the requirement to make a “Change of Control Offer” (as defined in the applicable Indenture) for the related Notes in connection with the previously announced acquisition of the Company pursuant to the Agreement and Plan of Merger, dated as of April 18, 2026, among the Company, QXO, Inc., a Delaware corporation (“QXO”), Titanium MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (the “Offeror”), and Titanium MergerCo 2, LLC, a Delaware limited liability company and wholly owned subsidiary of QXO, and future transactions, (ii) eliminate substantially all of the restrictive covenants in the applicable Indenture and the Notes, (iii) eliminate certain conditions to legal defeasance and covenant defeasance in the applicable Indenture and the Notes and (iv) eliminate all events of default other than events of default relating to the failure to pay principal of and interest on the Notes.

The Supplemental Indentures were entered into following receipt of the consents to the adoption of the Amendments of the holders of at least a majority of the aggregate principal amount outstanding of the respective series of Notes, which consents were validly delivered and not validly revoked as of the withdrawal deadline of 5:00 p.m., New York City time, on June 11, 2026 in the Offeror’s previously announced tender offers and consent solicitations (the “Tender Offers and Consent Solicitations”). The terms and conditions of the Tender Offers and Consent Solicitations are described in the Offeror’s Offer to Purchase and Consent Solicitation Statement, dated May 29, 2026, including any amendments, modifications or supplements thereto (the “Offer to Purchase”).

The Supplemental Indentures became effective immediately upon execution. However, the Amendments will not become operative unless and until the following conditions have been satisfied or otherwise waived, if applicable, by the Offeror or TopBuild (collectively, the “Conditions”): (i) the 2032 Notes and 2034 Notes that are validly tendered (and not validly withdrawn) have been accepted for purchase by the Offeror in accordance with the terms of the Offer to Purchase, (ii) the Offeror will have delivered to The Depository Trust Company for the holders of the 2032 Notes and 2034 Notes the aggregate amount to be paid to such holders as Total Tender Offer Consideration or Tender Offer Consideration (each as defined in the Offer to Purchase), as applicable, upon the terms and subject to the conditions in the Offer to Purchase in respect of the 2032 Notes and 2034 Notes validly tendered and not validly withdrawn and consents validly delivered and not validly revoked thereunder, and the Offeror or TopBuild will have notified the Trustee in writing that such delivery has been made, which condition cannot be waived by the Offeror or TopBuild, and (iii) the other conditions to the Consent Solicitation set forth in the Offer to Purchase, including the Merger Condition (as defined in the Offer to Purchase), have been satisfied or waived, with the result that the Amendments will have no force or effect, and all terms and conditions as set forth in the applicable Indenture immediately prior to the execution of the Supplemental Indentures will continue to govern, in each case, unless and until all of the Conditions have been satisfied.

The foregoing descriptions of the Supplemental Indentures do not purport to be complete and are qualified in their entirety by reference to the full text of the Supplemental Indentures, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 1.01.

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase, or the solicitation of any vote of approval or the solicitation of tenders or consents with respect to any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1

Third Supplemental Indenture, dated as of June 11, 2026, by and between TopBuild Corp. and U.S. Bank Trust Company, National Association, to the Indenture, dated as of October 14, 2021, by and among TopBuild Corp., the guarantors party thereto and U.S. Bank National Association.

4.2

First Supplemental Indenture, dated as of June 11, 2026, by and between TopBuild Corp. and U.S. Bank Trust Company, National Association, to the Indenture, dated as of September 25, 2025, by and among TopBuild Corp., the guarantors party thereto and U.S. Bank Trust Company, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Luis F. Machado
		Name:	Luis F. Machado
		Title:	Vice President, General Counsel and Corporate Secretary
Dated: June 12, 2026